EXHIBIT A TO FORM 3

INITIAL STATEMENT OF BENEFICIAL OWNERSHIP OF SECURITIIES

FOR E U HOLDINGS PTE. LTD.

In accordance with Instruction 4(b)(v).to Form 3, the names and addresses of the two joint filers are as follows:

Neo Chin Heng .

34 Gul Crescent,

Singapore 629538

Ng Eng Guan

34 Gul Crescent,

Singapore 62953